Exhibit 32.2

WRITTEN STATEMENT

PURSUANT TO

18 U.S.C. SECTION 1350

In connection with the Quarterly Report of NuZee, Inc. and its subsidiaries (the “Company”) on Form 10-Q for the period ended June 30, 2013 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the Company’s Chief Financial Officer, Satoru Yukie, certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)           The Report fully complies with the requirements of Section 13a-14(b) or 15d-14(b) of the Securities Exchange Act of 1934; and

(2)           The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	August 14, 2013	NUZEE, INC.

		By:	/s/ Satoru Yukie
Satoru Yukie, Chief Financial Officer (Principal Financial Officer)